Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-A Owner Trust
For the Month of January 1997
Distribution Date of February 18, 1997

Original Pool Amount                           $459,943,869.53

Beginning Pool Balance                         $373,823,140.29
Beginning Pool Factor                                0.8127582

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)          $10,497,301.83
  Interest Collected                             $3,092,338.37

Additional Deposits:
  Repurchase Amounts                                     $0.00
  Liquidation Proceeds/Recoveries                   $65,051.08
Total Additional Deposits                           $65,051.08

Repos/Chargeoffs                                   $970,091.47
Aggregate Number of Notes Charged Off                       12

Total Available Funds                           $13,654,691.28

Ending Pool Balance                            $362,355,746.99
Ending Pool Factor                                   0.7878260

Servicing Fee                                      $311,519.28

Repayment of Servicer Advances                           $0.00

Reserve Account:
  Beginning Balance                             $18,678,126.88
  Target Percentage                                      10.00%
  Target Balance                                $36,235,574.70
  Minimum Balance                                $9,658,821.26
  (Release) of investment income only/Deposit      ($86,536.65)
  Ending Balance                                $18,591,590.23

Current Weighted Average APR:                            9.757%
Current Weighted Average Remaining Term (months):        42.15

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,092,979.15    1,473
    31-60 days                             585,561.46      417
    60+ days                               225,374.78      113

    Total                                2,903,915.39    1,489

  Balances:  60+ days                    5,826,016.31      113

Memo Item - Reserve Account
  Opening Balance                      $18,691,157.01
  + Invest. Income                          86,536.65
  - Transfer to Collections Account       ($99,566.78)
Beginning Balance                      $18,678,126.88

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-A Owner Trust
For the Month of January 1997

                                                                 NOTES
                                       TOTAL           CLASS A-1       CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                   $459,943,869.53   $92,000,000.00  $347,245,000.00   $20,698,869.53
 Distribution Percentages (1)                               51.27%           44.23%            4.50%
 Coupon                                                     5.250%           6.350%           6.500%

Beginning Pool Balance            $373,823,140.29
Ending Pool Balance               $362,355,746.99

Collected Principal                $10,497,301.83
Collected Interest                  $3,092,338.37
Charge-Offs                           $970,091.47
Liquidation Proceeds/Recoveries        $65,051.08
Servicing                             $311,519.28
Cash Transfer from Reserve Account     $99,566.78
  Total Collections Available
    for Debt Service               $13,442,738.78

Beginning Balance                 $373,823,140.29    $5,879,270.76  $347,245,000.00   $20,698,869.53

Interest Due                        $1,975,345.48       $25,721.81    $1,837,504.79      $112,118.88
Interest Paid                       $1,975,345.48       $25,721.81    $1,837,504.79      $112,118.88
Principal Due                      $11,467,393.30    $5,879,270.76    $5,072,089.84      $516,032.70
Principal Paid                     $11,467,393.30    $5,879,270.76    $5,072,089.84      $516,032.70

Ending Balance                    $362,355,746.99            $0.00  $342,172,910.16   $20,182,836.83
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                0.0000000000     0.9853933394     0.9750695228

Total Distributions                $13,442,738.78    $5,904,992.57    $6,909,594.63      $628,151.58

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                            $0.00

Beginning Reserve Account Balance  $18,678,126.88   see also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                        $(86,536.65)
Ending Reserve Account Balance     $18,591,590.23

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 95.5% thereafter until all the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-A Owner Trust
For the Month of January 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                          6                5               4                3                 2                1
                       Aug 1996         Sep 1996        Oct 1996         Nov 1996          Dec 1996         Jan 1997

Beg. Pool Balance   $427,647,779.09  $417,109,950.65  $406,153,133.77  $395,176,408.01  $385,359,073.57  $373,823,140.29

A) Loss Trigger:
Principal of Contracts
  Charged off           $446,599.38      $874,339.96      $550,727.20      $717,473.22    $1,056,449.19      $970,091.47
Recoveries               $74,360.07       $37,337.12      $147,684.86       $36,000.00      $134,013.18       $65,051.08

Loss Trigger - Reserve Account Balance                       Loss Trigger - Certificate Lockout Event
  Total Charged off (Months 5,4,3)     $2,142,540.38           Total Charged off (Months 1-6)           $4,615,680.42
  Total Recoveries (Months 3,2,1)         235,064.26           Total Recoveries (Months 1-6)               494,446.31
  Net Loss/(Recoveries) for 3 Mos.     $1,907,476.12(a)        Net Loss/(Recoveries) for 6 Mos.         $4,121,234.11(c)

  Total Balance (Months 5,4,3)     $1,218,439,492.43(b)        Total Balance (Months 1-6)           $2,405,269,485.38(d)

  Loss Ratio Annualized [(a/b)(12)]          1.8786%           Loss Ratio Annualized [(c/d)(12)]              2.0561%

  Trigger:  Is Ratio> 1.5%                      Yes            Trigger:  Is Ratio> 6.0%                           No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                          $2,496,882.79    $6,682,242.22    $5,826,016.31
   As % of Beginning Pool Balance                                             0.63184%         1.73403%         1.55850%
   Three Month Average                                                        0.52273%         0.89423%         1.30812%

Trigger:  Is Average> 2.0%                       No


C) Noteholders Percent Trigger:             4.0421%
   Ending Reserve Acct. Balance
   not less than 1% of initial
   Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                      No

  Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer